Exhibit 99.1

News Release

Air Products and Chemicals, Inc.
7201 Hamilton Boulevard
Allentown, PA 18195-1501
www.airproducts.com

Air Products Reports Fiscal 2020 Second Quarter GAAP EPS# of $2.21, Up 16 Percent,
and Adjusted EPS* of $2.04, Up Six Percent
Amid Coronavirus (COVID-19) Pandemic, Company Continues to Run its Facilities Safely,
Deliver Critical Products to Customers, and Win New Projects

Q2 FY20 (comparisons versus prior year):

•
GAAP EPS of $2.21, including an estimated $0.06 to $0.08 negative impact from COVID-19, up 16 percent; GAAP net income, including discontinued operations, of $490 million, up 13 percent; and GAAP net income margin of 22.1 percent, up 230 basis points

•	Adjusted EPS* of $2.04, including an estimated $0.06 to $0.08 negative impact from COVID-19, up six percent; adjusted EBITDA margin* of 40.3 percent, up 260 basis points

Q2 FY20 Highlights

•
Safely maintained plant operations and business continuity, provided essential products to customers, mobilized to meet urgent needs for medical oxygen, and continued to pursue and win new on-site opportunities during the COVID-19 pandemic

•	Stable onsite business; Asia merchant volumes were impacted by COVID-19 but have since recovered; limited Americas and EMEA merchant volume impact during Q2

•	Secure financial position with robust cash flow, $2.2 billion cash on hand and modest net debt* of $1.1 billion as of March 31, 2020

•	Announced and closed on purchase of five operating hydrogen plants in the U.S. and began long-term hydrogen supply to PBF Energy

•
Signed agreement to provide proprietary liquefied natural gas (LNG) technology, equipment and related process license and advisory services to the first onshore LNG project in the Republic of Mozambique

#Earnings per share is calculated and presented on a diluted basis from continuing operations and attributable to Air Products.

*Certain results in this release, including in the highlights above, include references to non-GAAP financial measures on both a consolidated, continuing operations basis and a segment basis. These measures exclude the impacts of the gain on the sale of property at our current corporate headquarters and impacts from the India Finance Act of 2020. Additional information regarding these measures and a reconciliation of GAAP to non-GAAP historical results can be found below.

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LEHIGH VALLEY, Pa. (April 23, 2020) - Air Products’ (NYSE:APD) Chairman, President and Chief Executive Officer, Seifi Ghasemi, today expressed solidarity in the world's collective fight against COVID-19 and thanked the global Air Products team for playing a critical role and making a real difference in people's lives.
He noted that Air Products is considered an essential business by governments around the world and expressed his pride in the Air Products team's efforts to keep plants running and provide essential industrial gases for critical needs, including medical oxygen.
"The true character of an individual, or a company, is revealed during times of crisis. The world is certainly going through a crisis - something none of us has experienced in our lifetime," Ghasemi said. "I am very proud of our people's tireless efforts to maintain business continuity, keep our plants running safely, reliably serve our customers, and care for our communities during this especially challenging time.
"Their hard work enabled us to deliver the fiscal second quarter results that we are reporting today. Meanwhile, Air Products remains in a secure financial position with a strong balance sheet and resilient business model, particularly our onsite business, which represents more than half of our sales and continues to drive our growth. Our strategy to create shareholder value has not changed – we continue to invest in high return project opportunities and are committed to increasing the dividend as we move forward."
For its fiscal 2020 second quarter, Air Products reported GAAP EPS from continuing operations of $2.21, up 16 percent, which includes an estimated $0.06 to $0.08 per share negative impact from COVID-19; GAAP net income of $490 million, up 13 percent, which was driven primarily by higher pricing and volumes in all three regions, as well as a gain on the sale of property at the company's current corporate headquarters and impacts from the India Finance Act of 2020; and GAAP net income margin of 22.1 percent, which was up 230 basis points, each versus prior year.
For the quarter, on a non-GAAP basis, adjusted EPS from continuing operations of $2.04 was up six percent, which includes an estimated $0.06 to $0.08 per share negative impact from COVID-19; adjusted EBITDA of $893 million was up eight percent, primarily driven by higher volumes and pricing in all three regions; and adjusted EBITDA margin of 40.3 percent was up 260 basis points, each versus prior year.

Second quarter sales of $2.2 billion increased one percent over prior year on six percent volume growth and two percent higher pricing, partially offset by five percent lower energy pass-through and two percent unfavorable currency. Volume growth was primarily driven by base business growth, new plants, acquisitions, and a short-term contract in Asia, which were partially offset by an approximately one percent negative volume impact due to COVID-19. The negative COVID-19 impact was primarily due to Asia merchant volumes, which declined by about 25 percent for approximately six weeks following the Lunar New Year holiday before recovering in late March. Americas and EMEA merchant volumes declined modestly during the last week of March but only had a negligible impact on the quarter's results. Air Products did not see an impact on its onsite business from COVID-19 during its fiscal second quarter.

Fiscal Second Quarter Results by Business Segment (comparisons versus prior year)

•
Industrial Gases - Americas sales of $932 million decreased six percent, as three percent higher pricing and two percent higher volumes were more than offset by nine percent lower energy pass-through and two percent unfavorable currency. The higher volumes were primarily driven by strong hydrogen refinery demand in the U.S. Gulf Coast and Canada. Operating income of $268 million increased five percent, primarily driven by price and volume, and operating margin of 28.7 percent increased 290 basis points, with about 250 basis points of the margin improvement due to lower energy cost pass-through. Adjusted EBITDA of $425 million increased seven percent, primarily driven by price and volume, and adjusted EBITDA margin of 45.6 percent increased 540 basis points, with about 350 basis points of the margin improvement due to lower energy cost pass-through.

•
Industrial Gases - EMEA sales of $493 million were flat with the prior year. Volumes increased four percent— primarily due to new projects and an acquisition, with solid refinery hydrogen demand—and higher pricing contributed three percent, offset by four percent lower energy pass-through and three percent unfavorable currency. Operating income of $125 million increased two percent, primarily driven by higher pricing, and operating margin of 25.3 percent increased 50 basis points. Adjusted EBITDA of $186 million increased two percent, primarily driven by higher pricing, and adjusted EBITDA margin of 37.7 percent increased 90 basis points.

•
Industrial Gases - Asia sales of $658 million increased five percent. Volumes increased six percent, driven by new plants and a short-term contract, which more than offset the negative four percent impact from COVID-19 on merchant volumes. Pricing increased two percent, while currency had a negative three percent impact. Operating income of $209 million increased five percent, primarily on improved pricing, and operating margin of 31.8 percent declined 10 basis points. Adjusted EBITDA of $327 million increased 10 percent on improved volumes and pricing, and adjusted EBITDA margin of 49.7 percent increased 200 basis points.

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Outlook
Ghasemi said, "It is encouraging to see some improvement in the number of COVID cases and a flattening of the curve in certain areas around the world; however, significant economic uncertainty remains. Despite this, our strong financial position and robust business model will allow us to continue to execute our strategy to create long-term shareholder value through capital deployment and successful execution of the projects in our backlog. Our dividend growth remains a top priority. Most importantly, we will not let up our efforts to protect our people’s health and safety and take care of their welfare – they are what make the continued success of Air Products possible."

Air Products expects declines in Americas and EMEA merchant volumes to continue and be more significant in its fiscal third quarter and potentially longer depending on the duration and impacts of the COVID-19 pandemic.

Given the significant uncertainty that remains regarding the duration of the crisis, the pace of recovery and the negative impact on the global economy from the rapidly evolving COVID-19 pandemic, Air Products is not providing Q3 FY20 EPS guidance. In addition, in light of current conditions, Air Products also believes it is prudent to withdraw its FY20 EPS and capital expenditure guidance; the Company advises its investors that such guidance should no longer be relied upon. Air Products is not providing new FY20 guidance at this time.

New Accounting Guidance

Effective October 1, 2019, Air Products adopted accounting standards pertaining to leases and hedging activities. In accordance with the new lease guidance, we recorded lease liabilities and right-of-use assets on our consolidated balance sheets for operating leases where we are the lessee. In adopting the new hedging guidance, we presented the impacts of excluded components from our cash flow hedges on intercompany loans in other non-operating income (expense), net. In the prior year, these impacts were included in interest expense. The adoption of these accounting standards did not have a significant impact on the Company’s net income.

Earnings Teleconference
Access the Q2 earnings teleconference scheduled for 10:00 a.m. Eastern Time on April 23, 2020 by calling 323-794-2551 and entering passcode 1932129, or access the Event Details page on Air Products’ Investor Relations web site.

About Air Products
Air Products (NYSE:APD) is a world-leading industrial gases company in operation for nearly 80 years. Focused on serving energy, environment and emerging markets, the Company provides essential industrial gases, related equipment and applications expertise to customers in dozens of industries, including refining, chemical, metals, electronics, manufacturing, and food and beverage. Air Products is also the global leader in the supply of liquefied natural gas process technology and equipment. The Company develops, engineers, builds, owns and operates some of the world's largest industrial gas projects, including gasification projects that sustainably convert abundant natural resources into syngas for the production of high-value power, fuels and chemicals.
The Company had fiscal 2019 sales of $8.9 billion from operations in 50 countries and has a current market capitalization of about $50 billion. More than 17,000 passionate, talented and committed employees from diverse backgrounds are driven by Air Products’ higher purpose to create innovative solutions that benefit the environment, enhance sustainability and address the challenges facing customers, communities, and the world. For more information, visit www.airproducts.com or follow us on LinkedIn, Twitter, Facebook or Instagram.

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Cautionary Note Regarding Forward-Looking Statements: This release contains “forward-looking statements” within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements about earnings guidance, business outlook and investment opportunities. These forward-looking statements are based on management’s expectations and assumptions as of the date of this release and are not guarantees of future performance. While forward-looking statements are made in good faith and based on assumptions, expectations and projections that management believes are reasonable based on currently available information, actual performance and financial results may differ materially from projections and estimates expressed in the forward-looking statements because of many factors, including, without limitation: the duration and impacts of the novel coronavirus (“COVID-19”) global pandemic and efforts to contain its transmission, including the effect of these factors on our business, our customers, economic conditions and markets generally; changes in global or regional economic conditions, supply and demand dynamics in market segments we serve, or in the financial markets that may affect the availability and terms on which we may obtain financing; risks associated with having extensive international operations, including political risks, risks associated with unanticipated government actions and risks of investing in developing markets; project delays, contract terminations or customer cancellations or postponement of projects and sales; future financial and operating performance of major customers and joint venture partners; our ability to develop, implement, and operate new technologies, or to execute the projects in our backlog; our ability to develop and operate large scale and technically complex projects, including gasification projects; tariffs, economic sanctions and regulatory activities in jurisdictions in which we and our affiliates and joint ventures operate; the impact of environmental, tax or other legislation, as well as regulations affecting our business and related compliance requirements, including legislation or regulations related to global climate change; changes in tax rates and other changes in tax law; the timing, impact, and other uncertainties relating to acquisitions and divestitures, including our ability to integrate acquisitions and separate divested businesses, respectively; risks relating to cybersecurity incidents, including risks from the interruption, failure or compromise of our information systems; catastrophic events, such as natural disasters, acts of war, or terrorism; the impact on our business and customers of price fluctuations in oil and natural gas and disruptions in markets and the economy due to oil and natural gas price volatility; costs and outcomes of legal or regulatory proceedings and investigations; asset impairments due to economic conditions or specific events; significant fluctuations in interest rates and foreign currency exchange rates from those currently anticipated; damage to facilities, pipelines or delivery systems, including those we own or operate for third parties; availability and cost of raw materials; the success of productivity and operational improvement programs; and other risk factors described in the Company’s Form 10-K for its fiscal year ended September 30, 2019. Except as required by law, the Company disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in the assumptions, beliefs, or expectations or any change in events, conditions, or circumstances upon which any such forward-looking statements are based.

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Media Inquiries:
Katie McDonald, tel: (610) 481-3673; email: mcdonace@airproducts.com
Investor Inquiries:
Simon Moore, tel: (610) 481-7461; email: mooresr@airproducts.com

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	Three Months Ended		Six Months Ended
	31 March		31 March
(Millions of dollars, except for share and per share data)	2020	2019	2020	2019
Sales	$2,216.3	$2,187.7	$4,471.0	$4,411.7
Cost of sales	1,460.1	1,474.7	2,946.7	3,018.7
Facility closure	—	—	—	29.0
Selling and administrative	201.7	190.0	403.4	379.6
Research and development	19.2	16.9	36.9	31.9
Company headquarters relocation income (expense)	33.8	—	33.8	—
Other income (expense), net	8.1	10.4	20.4	19.0
Operating Income	577.2	516.5	1,138.2	971.5
Equity affiliates' income	88.2	46.2	146.4	99.1
Interest expense	19.3	35.4	38.0	72.7
Other non-operating income (expense), net	7.1	13.7	16.2	32.2
Income From Continuing Operations Before Taxes	653.2	541.0	1,262.8	1,030.1
Income tax provision	148.5	107.5	269.2	239.6
Income From Continuing Operations	504.7	433.5	993.6	790.5
Loss from discontinued operations, net of tax	(14.3)	—	(14.3)	—
Net Income	490.4	433.5	979.3	790.5
Net income attributable to noncontrolling interests of continuing operations	12.6	12.2	25.9	21.7
Net Income Attributable to Air Products	$477.8	$421.3	$953.4	$768.8
Net Income Attributable to Air Products
Net income from continuing operations	$492.1	$421.3	$967.7	$768.8
Net loss from discontinued operations	(14.3)	—	(14.3)	—
Net Income Attributable to Air Products	$477.8	$421.3	$953.4	$768.8
Basic Earnings Per Common Share Attributable to Air Products*
Basic earnings per share from continuing operations	$2.22	$1.91	$4.38	$3.49
Basic earnings per share from discontinued operations	(0.06)	—	(0.06)	—
Basic Earnings Per Common Share Attributable to Air Products	$2.16	$1.91	$4.31	$3.49
Diluted Earnings Per Common Share Attributable to Air Products*
Diluted earnings per share from continuing operations	$2.21	$1.90	$4.36	$3.48
Diluted earnings per share from discontinued operations	(0.06)	—	(0.06)	—
Diluted Earnings Per Common Share Attributable to Air Products	$2.15	$1.90	$4.29	$3.48
Weighted Average Common Shares – Basic (in millions)	221.2	220.2	221.0	220.0
Weighted Average Common Shares – Diluted (in millions)	222.3	221.4	222.2	221.2
*Earnings per share ("EPS") is calculated independently for each component and may not sum to total EPS due to rounding.

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	31 March	30 September
(Millions of dollars)	2020	2019
Assets
Current Assets
Cash and cash items	$2,220.1	$2,248.7
Short-term investments	—	166.0
Trade receivables, net	1,399.4	1,260.2
Inventories	399.7	388.3
Prepaid expenses	129.6	77.4
Other receivables and current assets	539.7	477.7
Total Current Assets	4,688.5	4,618.3
Investment in net assets of and advances to equity affiliates	1,314.6	1,276.2
Plant and equipment, at cost	23,005.2	22,333.7
Less: accumulated depreciation	12,381.5	11,996.1
Plant and equipment, net	10,623.7	10,337.6
Goodwill, net	785.3	797.1
Intangible assets, net	377.9	419.5
Noncurrent lease receivables	840.8	890.0
Other noncurrent assets	870.4	604.1
Total Noncurrent Assets	14,812.7	14,324.5
Total Assets	$19,501.2	$18,942.8
Liabilities and Equity
Current Liabilities
Payables and accrued liabilities	$1,649.1	$1,635.7
Accrued income taxes	90.4	86.6
Short-term borrowings	29.0	58.2
Current portion of long-term debt	38.4	40.4
Total Current Liabilities	1,806.9	1,820.9
Long-term debt	2,922.1	2,907.3
Long-term debt – related party	323.1	320.1
Other noncurrent liabilities	1,881.0	1,712.4
Deferred income taxes	844.4	793.8
Total Noncurrent Liabilities	5,970.6	5,733.6
Total Liabilities	7,777.5	7,554.5
Air Products Shareholders’ Equity	11,371.9	11,053.6
Noncontrolling Interests	351.8	334.7
Total Equity	11,723.7	11,388.3
Total Liabilities and Equity	$19,501.2	$18,942.8

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
	31 March
(Millions of dollars)	2020	2019
Operating Activities
Net income	$979.3	$790.5
Less: Net income attributable to noncontrolling interests of continuing operations	25.9	21.7
Net income attributable to Air Products	953.4	768.8
Loss from discontinued operations	14.3	—
Income from continuing operations attributable to Air Products	967.7	768.8
Adjustments to reconcile income to cash provided by operating activities:
Depreciation and amortization	583.9	520.1
Deferred income taxes	55.0	27.5
Tax reform repatriation	—	46.2
Facility closure	—	29.0
Undistributed (earnings) losses of unconsolidated affiliates	(101.6)	(27.2)
Gain on sale of assets and investments	(40.5)	(2.3)
Share-based compensation	26.9	21.2
Noncurrent lease receivables	47.1	47.6
Other adjustments	54.0	(3.5)
Working capital changes that provided (used) cash, excluding effects of acquisitions:
Trade receivables	(111.9)	(55.4)
Inventories	(16.5)	(14.2)
Other receivables	(0.7)	49.6
Payables and accrued liabilities	(111.8)	(125.5)
Other working capital	(113.1)	3.9
Cash Provided by Operating Activities	1,238.5	1,285.8
Investing Activities
Additions to plant and equipment	(930.6)	(963.5)
Acquisitions, less cash acquired	—	(106.3)
Investment in and advances to unconsolidated affiliates	(22.7)	(1.4)
Proceeds from sale of assets and investments	68.0	3.8
Purchases of investments	—	(5.3)
Proceeds from investments	177.0	187.9
Other investing activities	1.9	2.7
Cash Used for Investing Activities	(706.4)	(882.1)
Financing Activities
Payments on long-term debt	(3.4)	(2.7)
Net decrease in commercial paper and short-term borrowings	(33.3)	(6.6)
Dividends paid to shareholders	(511.7)	(483.1)
Proceeds from stock option exercises	20.2	45.4
Other financing activities	(9.6)	(12.8)
Cash Used for Financing Activities	(537.8)	(459.8)
Effect of Exchange Rate Changes on Cash	(22.9)	0.7
Decrease in cash and cash items	(28.6)	(55.4)
Cash and Cash items - Beginning of Year	2,248.7	2,791.3
Cash and Cash items - End of Period	$2,220.1	$2,735.9
Supplemental Cash Flow Information
Cash paid for taxes (net of refunds)	$253.5	$165.6

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
SUMMARY BY BUSINESS SEGMENTS
(Unaudited)

(Millions of dollars)	Industrial Gases – Americas	Industrial Gases – EMEA	Industrial Gases – Asia	Industrial Gases – Global	Corporate and other	Total
Three Months Ended 31 March 2020
Sales	$932.4	$492.7	$658.1	$79.3	$53.8	$2,216.3
Operating income (loss)	268.0	124.6	209.1	(19.8)	(38.5)	543.4	(A)
Depreciation and amortization	135.5	47.6	104.1	2.4	5.1	294.7
Equity affiliates' income	21.6	13.5	13.8	5.5	—	54.4	(A)
Three Months Ended 31 March 2019
Sales	$991.7	$494.4	$625.4	$53.8	$22.4	$2,187.7
Operating income (loss)	255.6	122.5	199.7	(12.2)	(49.1)	516.5	(A)
Depreciation and amortization	124.9	46.3	84.9	2.0	4.0	262.1
Equity affiliates' income	17.8	13.3	13.8	1.3	—	46.2	(A)

	Industrial Gases – Americas	Industrial Gases – EMEA	Industrial Gases – Asia	Industrial Gases – Global	Corporate and other	Total
Six Months Ended 31 March 2020
Sales	$1,868.6	$991.4	$1,350.9	$171.9	$88.2	$4,471.0
Operating income (loss)	525.2	245.1	437.6	(16.2)	(87.3)	1,104.4	(A)
Depreciation and amortization	267.3	96.0	205.7	4.8	10.1	583.9
Equity affiliates' income	42.2	32.8	30.7	6.9	—	112.6	(A)
Six Months Ended 31 March 2019
Sales	$1,980.9	$1,018.6	$1,252.2	$122.0	$38.0	$4,411.7
Operating income (loss)	474.8	228.1	401.5	(8.3)	(95.6)	1,000.5	(A)
Depreciation and amortization	250.5	92.6	164.8	4.1	8.1	520.1
Equity affiliates' income	40.4	27.0	30.0	1.7	—	99.1	(A)
Total Assets
31 March 2020	$5,933.7	$3,378.8	$6,489.7	$438.1	$3,260.9	$19,501.2
30 September 2019	5,832.2	3,250.8	6,240.6	325.7	3,293.5	18,942.8

(A)	Refer to the Reconciliations to Consolidated Results section below.

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Reconciliations to Consolidated Results
The table below reconciles total operating income in the table above to consolidated operating income as reflected on our consolidated income statements:

	Three Months Ended		Six Months Ended
	31 March		31 March
Operating Income	2020	2019	2020	2019
Total	$543.4	$516.5	$1,104.4	$1,000.5
Facility closure	—	—	—	(29.0)
Company headquarters relocation income (expense)	33.8	—	33.8	—
Consolidated Operating Income	$577.2	$516.5	$1,138.2	$971.5
The table below reconciles total equity affiliates' income in the table above to consolidated equity affiliates' income as reflected on our consolidated income statements:

	Three Months Ended		Six Months Ended
	31 March		31 March
Equity Affiliates' Income	2020	2019	2020	2019
Total	$54.4	$46.2	$112.6	$99.1
India Finance Act 2020	33.8	—	33.8	—
Consolidated Equity Affiliates' Income	$88.2	$46.2	$146.4	$99.1

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RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(Millions of dollars unless otherwise indicated, except for per share data)
The Company presents certain financial measures, other than in accordance with U.S. generally accepted accounting principles ("GAAP"), on an "adjusted" or "non-GAAP" basis. On a consolidated basis, these measures include adjusted diluted earnings per share ("EPS"), adjusted EBITDA, adjusted EBITDA margin, and adjusted effective tax rate. On a segment basis, these measures include adjusted EBITDA and adjusted EBITDA margin. In addition to these measures, which are presented above, we also include certain supplemental non-GAAP financial measures that are presented below to help the reader understand the impact that our non-GAAP adjustments have on the calculation of our adjusted diluted EPS. For each non-GAAP financial measure, we present below a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP.
The Company's non-GAAP measures are not meant to be considered in isolation or as a substitute for the most directly comparable measure calculated in accordance with GAAP. The Company believes these non-GAAP measures provide investors, potential investors, securities analysts, and others with useful information to evaluate the performance of the business because such measures, when viewed together with financial results computed in accordance with GAAP, provide a more complete understanding of the factors and trends affecting the Company's historical financial performance and projected future results.
In many cases, non-GAAP measures are determined by adjusting the most directly comparable GAAP measure to exclude certain disclosed items, or “non-GAAP adjustments,” that the Company believes are not representative of underlying business performance. For example, the Company previously excluded certain expenses associated with cost reduction actions, impairment charges, and gains on disclosed transactions. The reader should be aware that the Company may recognize similar losses or gains in the future. Readers should also consider the limitations associated with these non-GAAP measures, including the potential lack of comparability of these measures from one company to another.
The tax impact on our pre-tax non-GAAP adjustments reflects the expected current and deferred income tax impact of our non-GAAP adjustments. These tax impacts are primarily driven by the statutory tax rate of the various relevant jurisdictions and the taxability of the adjustments in those jurisdictions.
The fiscal year 2020 non-GAAP adjustments are detailed below. For information related to non-GAAP adjustments in the second quarter of fiscal year 2019, refer to Exhibit 99.1 to the Company's Current Report on Form 8-K dated 24 April 2019.
Company Headquarters Relocation Income (Expense)
During the second quarter of fiscal year 2020, we sold property at our current corporate headquarters located in Trexlertown, Pennsylvania, for net proceeds of $44.1. The sale was completed in anticipation of relocating our U.S. headquarters and resulted in a gain of $33.8 ($25.6 after-tax, or $0.12 per share). This gain is reflected on our consolidated income statements as "Company headquarters relocation income (expense)" for the three and six months ended 31 March 2020 and has been excluded from the results of the Corporate and other segment.
India Finance Act 2020
On 27 March 2020, the Indian government passed Finance Act 2020 ("the India Finance Act"), which amended rules regarding the taxation of dividends declared and distributed by Indian companies. Under the India Finance Act, future dividends declared or distributed by an Indian company are no longer subject to dividend distribution tax. Instead, the non-resident recipient will be subject to a withholding tax.
As a result of the India Finance Act, we recorded a net benefit of $13.5 ($0.06 per share) in March 2020 related to our equity affiliate investment in INOX Air Products Private Limited ("INOX"). This included a benefit of $33.8 for our share of accumulated dividend distribution taxes released with respect to INOX. This benefit is reflected within "Equity affiliates' income" on our consolidated income statements and has been excluded from the results of our Industrial Gases – Asia segment. In addition, our income tax provision reflects an expense of $20.3 for estimated withholding taxes that we may incur on future dividends.
Discontinued Operations
During the second quarter of fiscal year 2020, we completed an updated review of the environmental remediation status at the Pace facility. This review resulted in recognition of an expense of $19.0 ($14.3 after-tax, or $0.06 per share) as a component of loss from discontinued operations.

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ADJUSTED DILUTED EPS
The table below provides a reconciliation to the most directly comparable GAAP measure for each of the major components used to calculate adjusted diluted EPS from continuing operations, which the Company views as a key performance metric. We believe it is important for the reader to understand the per share impact of our non-GAAP adjustments as management does not consider these impacts when evaluating underlying business performance.

	Continuing Operations
	Three Months Ended 31 March
Q2 2020 vs. Q2 2019	Operating Income	Equity Affiliates' Income	Income Tax Provision	Net Income Attributable to Air Products	Diluted EPS(A)
2020 GAAP	$577.2	$88.2	$148.5	$492.1	$2.21
2019 GAAP	516.5	46.2	107.5	421.3	1.90
Change GAAP				$70.8	$0.31
% Change GAAP				17%	16%
2020 GAAP	$577.2	$88.2	$148.5	$492.1	$2.21
Company headquarters relocation (income) expense	(33.8)	—	(8.2)	(25.6)	(0.12)
India Finance Act 2020	—	(33.8)	(20.3)	(13.5)	(0.06)
2020 Non-GAAP Measure ("Adjusted")	$543.4	$54.4	$120.0	$453.0	$2.04
2019 GAAP	$516.5	$46.2	$107.5	$421.3	$1.90
Pension settlement loss(B)	—	—	1.2	3.8	0.02
2019 Non-GAAP Measure ("Adjusted")	$516.5	$46.2	$108.7	$425.1	$1.92
Change Non-GAAP Measure ("Adjusted")				$27.9	$0.12
% Change Non-GAAP Measure ("Adjusted")				7%	6%

(A)	The per share impact for each of our non-GAAP adjustments was calculated independently and may not sum to total adjusted diluted EPS due to rounding.

(B)	Reflected on the consolidated income statements within "Other non-operating income (expense), net." Fiscal year 2019 includes a before-tax impact of $5.0 for the three months ended 31 March 2019.

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ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
We define adjusted EBITDA as net income less income (loss) from discontinued operations, net of tax, and excluding certain non‑GAAP adjustments, which the Company does not believe to be indicative of underlying business trends, before interest expense, other non‑operating income (expense), net, income tax provision, and depreciation and amortization expense. Adjusted EBITDA and adjusted EBITDA margin provide useful metrics for management to assess operating performance. Margins are calculated independently for each period by dividing each line item by consolidated sales for the respective period and may not sum to total margin due to rounding.
Below is a presentation of consolidated sales and a reconciliation of net income on a GAAP basis to adjusted EBITDA and net income margin on a GAAP basis to adjusted EBITDA margin:

	Q1	Q2	Q3	Q4	Q2 YTD Total
Sales
2020	$2,254.7	$2,216.3			$4,471.0
2019	2,224.0	2,187.7	2,224.0	2,283.2	4,411.7

	Q1		Q2		Q3		Q4		Q2 YTD Total
2020	$	Margin	$	Margin	$	Margin	$	Margin	$	Margin
Net income and net income margin	$488.9	21.7%	$490.4	22.1%					$979.3	21.9%
Less: Loss from discontinued operations, net of tax	—	—%	(14.3)	(0.6)%					(14.3)	(0.3)%
Add: Interest expense	18.7	0.8%	19.3	0.9%					38.0	0.9%
Less: Other non-operating income (expense), net	9.1	0.4%	7.1	0.3%					16.2	0.4%
Add: Income tax provision	120.7	5.4%	148.5	6.7%					269.2	6.0%
Add: Depreciation and amortization	289.2	12.8%	294.7	13.3%					583.9	13.1%
Less: Company headquarters relocation income (expense)	—	—%	33.8	1.5%					33.8	0.8%
Less: India Finance Act 2020 - equity affiliate income impact	—	—%	33.8	1.5%					33.8	0.8%
Adjusted EBITDA and adjusted EBITDA margin	$908.4	40.3%	$892.5	40.3%					$1,800.9	40.3%

	Q1		Q2		Q3		Q4		Q2 YTD Total
2019	$	Margin	$	Margin	$	Margin	$	Margin	$	Margin
Net income and net income margin	$357.0	16.0%	$433.5	19.8%	$500.2	22.5%	$518.7	22.7%	$790.5	17.9%
Add: Interest expense	37.3	1.7%	35.4	1.6%	34.2	1.5%	30.1	1.3%	72.7	1.6%
Less: Other non-operating income (expense), net	18.5	0.8%	13.7	0.6%	17.6	0.8%	16.9	0.7%	32.2	0.7%
Add: Income tax provision	132.1	5.9%	107.5	4.9%	109.3	4.9%	131.2	5.7%	239.6	5.4%
Add: Depreciation and amortization	258.0	11.6%	262.1	12.0%	269.1	12.1%	293.6	12.9%	520.1	11.8%
Add: Facility closure	29.0	1.3%	—	—%	—	—%	—	—%	29.0	0.7%
Add: Cost reduction actions	—	—%	—	—%	25.5	1.2%	—	—%	—	—%
Less: Gain on exchange of equity affiliate investments	—	—%	—	—%	29.1	1.3%	—	—%	—	—%
Adjusted EBITDA and adjusted EBITDA margin	$794.9	35.7%	$824.8	37.7%	$891.6	40.1%	$956.7	41.9%	$1,619.7	36.7%

	Q1		Q2		Q2 YTD Total
2020 vs. 2019
Change GAAP
Net income $ change	$131.9		$56.9		$188.8
Net income % change	37%		13%		24%
Net income margin change	570	bp	230	bp	400	bp
Change Non-GAAP
Adjusted EBITDA $ change	$113.5		$67.7		$181.2
Adjusted EBITDA % change	14%		8%		11%
Adjusted EBITDA margin change	460	bp	260	bp	360	bp

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Below is a reconciliation of operating income and operating margin by segment to adjusted EBITDA and adjusted EBITDA margin by segment for the three months ended 31 March 2020 and 2019:

	Industrial Gases– Americas		Industrial Gases– EMEA		Industrial Gases– Asia		Industrial Gases– Global	Corporate and other	Total
GAAP MEASURES
Three Months Ended 31 March 2020
Operating income (loss)	$268.0		$124.6		$209.1		($19.8)	($38.5)	$543.4	(A)
Operating margin	28.7%		25.3%		31.8%
Three Months Ended 31 March 2019
Operating income (loss)	$255.6		$122.5		$199.7		($12.2)	($49.1)	$516.5	(A)
Operating margin	25.8%		24.8%		31.9%
Operating income $ change	$12.4		$2.1		$9.4
Operating income % change	5%		2%		5%
Operating margin change	290	bp	50	bp	(10	) bp
NON-GAAP MEASURES
Three Months Ended 31 March 2020
Operating income (loss)	$268.0		$124.6		$209.1		($19.8)	($38.5)	$543.4	(A)
Add: Depreciation and amortization	135.5		47.6		104.1		2.4	5.1	294.7
Add: Equity affiliates' income	21.6		13.5		13.8		5.5	—	54.4	(B)
Adjusted EBITDA	$425.1		$185.7		$327.0		($11.9)	($33.4)	$892.5
Adjusted EBITDA margin	45.6%		37.7%		49.7%
Three Months Ended 31 March 2019
Operating income (loss)	$255.6		$122.5		$199.7		($12.2)	($49.1)	$516.5	(A)
Add: Depreciation and amortization	124.9		46.3		84.9		2.0	4.0	262.1
Add: Equity affiliates' income	17.8		13.3		13.8		1.3	—	46.2	(B)
Adjusted EBITDA	$398.3		$182.1		$298.4		($8.9)	($45.1)	$824.8
Adjusted EBITDA margin	40.2%		36.8%		47.7%
Adjusted EBITDA $ change	$26.8		$3.6		$28.6
Adjusted EBITDA % change	7%		2%		10%
Adjusted EBITDA margin change	540	bp	90	bp	200	bp

(A)	The table below reconciles operating income as reflected on our consolidated income statements to total operating income in the table above:

	Three Months Ended
	31 March
Operating Income	2020	2019
Consolidated operating income	$577.2	$516.5
Company headquarters relocation (income) expense	(33.8)	—
Total	$543.4	$516.5

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(B)	The table below reconciles equity affiliates' income as reflected on our consolidated income statements to total equity affiliates' income in the table above:

	Three Months Ended
	31 March
Equity Affiliates' Income	2020	2019
Consolidated equity affiliates' income	$88.2	$46.2
India Finance Act 2020	(33.8)	—
Total	$54.4	$46.2

ADJUSTED EFFECTIVE TAX RATE
The tax impact of our pre-tax non-GAAP adjustments reflects the expected current and deferred income tax expense associated with each adjustment and is primarily dependent upon the statutory tax rate of the various relevant jurisdictions and the taxability of the adjustments in those jurisdictions.

	Three Months Ended 31 March
	2020	2019
Income Tax Provision	$148.5	$107.5
Income From Continuing Operations Before Taxes	$653.2	$541.0
Effective Tax Rate	22.7%	19.9%
Income Tax Provision	$148.5	$107.5
Company headquarters relocation	(8.2)	—
India Finance Act 2020	(20.3)	—
Pension settlement loss	—	1.2
Adjusted Income Tax Provision	$120.0	$108.7
Income From Continuing Operations Before Taxes	$653.2	$541.0
Company headquarters relocation (income) expense	(33.8)	—
India Finance Act 2020 - equity affiliate income impact	(33.8)	—
Pension settlement loss	—	5.0
Adjusted Income From Continuing Operations Before Taxes	$585.6	$546.0
Adjusted Effective Tax Rate	20.5%	19.9%

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NET DEBT
We define net debt as total debt, which includes short-term borrowings, the current portion of long-term debt, and long-term debt, less cash and cash items. A reconciliation of total debt to our reported net debt is provided below:

31 March
2020
Short-term borrowings	$29.0
Current portion of long-term debt	38.4
Long-term debt	2,922.1
Long-term debt – related party	323.1
Total Debt	3,312.6
Less: Cash and cash items	2,220.1
Net Debt	$1,092.5